                                  EXHIBIT 11(a)


                       Consent of Coopers & Lybrand L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File Nos. 33-21660) of the AmSouth Mutual Funds, of our report dated September 25, 1997 on our audits of the financial statements and financial highlights of the Prime Obligations Fund, the U.S. Treasury Fund, the Tax-Exempt Fund, the Bond Fund, the Limited Maturity Fund, the Government Income Fund, the Florida Tax-Free Fund, the Municipal Bond Fund, the Equity Fund, the Regional Equity Fund, the Equity Income Fund, and the Balanced Fund constituting the AmSouth Mutual Funds which report is incorporated by reference in the Statement of Additional Information. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information of AmSouth Mutual Funds in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File Nos. 33-21660).


                                                        COOPERS & LYBRAND L.L.P.


Columbus, Ohio
June 15, 1998